Exhibit 10.21

                      MODIFICATION AND EXTENSION AGREEMENT


TOWER TECH, INC.,                           FIRST UNITED BANK AND TRUST COMPANY
   an Oklahoma Corporation

11919 So. Interstate 44 Service Road        P.O. Box 130


Oklahoma City, Oklahoma 73173               Durant, Oklahoma 74702-O130


(hereinafter called "Borrower")             (hereinafter called "Lender")




THE STATE OF OKLAHOMA

COUNTY OF CLEVELAND                              KNOW ALL MEN BY THESE PRESENTS:


         THIS AGREEMENT (herein so called) is made and entered into as of the 14th day of June, 1999, by and between Lender, and Borrower,



                                  WITNESSETH:


WHEREAS, TOWER TECH, INC., an Oklahoma Corporation executed and delivered to SOUTHWESTERN BANK & TRUST COMPANY that promissory note dated April 14, 1998, in the original principal sum of $2,000,000.00 (the "Note") which is currently held by Lender and;

WHEREAS, the Note is secured by a mortgage lien conveyed in a mortgage dated April 14, 1998 recorded in Book 2941, Page 19 of the Official Public Records of Cleveland County, Oklahoma (the "Mortgage") covering the real property (the "Property") owned by Borrower, more fully described as follows:

A part of the Southeast Quarter (SE/4) of Section Eleven (11), Township Ten (10) North, Range Four (4) West of the Indian Meridian, Cleveland County, Oklahoma and being more particularly described in Exhibit "A" attached hereto and made a part hereof for all purposes.

WHEREAS, the Note is further secured by certain other security (the "Additional Security") more fully described as follows, to-wit: Commercial Guaranty Agreement executed by Harold Curtis dated June 17, 1999; the Mortgage and Additional Security being collectively referred to as the "Security Documents"; and

WHEREAS, the Note presently matures on June 14, 1999, and Borrower has requested and Lender has agreed to amend and modify the Note and Security Documents.

NOW THEREFORE, in consideration of the sum of Ten and No/1O0 Dollars ($10.00) and the exchange of other good and valuable consideration paid by each of the parties to the other, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower AGREE AS FOLLOWS:

1. Acknowledgment of Outstanding Balance. The outstanding principal balance of the Note as of the date hereof is $2,010,000.00.

2. Renewal and Extension of Maturity. The Note is hereby renewed and the maturity of the Note is hereby extended to June 14, 2002 ("Revised Maturity Date").

3. Amendment of Interest Rate. The interest rate in the Note is hereby amended as follows:
Interest shall accrue on the unpaid balance of this Note from time to time outstanding which is not past due, calculated on a 300 day annual basis (the "Rate"), except as otherwise provided herein, as follows:

The lesser of (a) the Loan Rate (hereinafter defined) in effect from day to day or (b) the Highest Lawful Rate (hereinafter defined) in effect from day to day. The term "Loan Rate" shall mean the sum of one-half of one percent (0.5%) and the Index as hereafter defined. The Loan Rate shall be subject to change daily with changes in the Index.

As of the date of this Note, the lesser of the Loan Rate and the Highest Lawful Rate is eight and one quarter percent (8.25%) per annum. Any change in either the Loan Rate or the Highest Lawful Rate shall, after Lender gives only such notice as may be required by applicable law or regulation, be effective for purposes of determining the Rate as of the opening of business on the date of any such change.

The Index is:

The Wall Street Journal Prime Rate which is the highest rate shown as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks as published daily in the Money Rates Section of the Wall Street Journal.

The Index currently is seven and three quarters percent (7.75%) per annum.

The "Highest Lawful Rate" is the maximum lawful rate which may be contracted for, charged, taken, received, or reserved by Lender in accordance with the applicable laws of the State of Oklahoma (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Oklahoma law), taking into account all charges made in connection with this loan which are treated as interest under applicable law.

If at any time (i) the Loan Rate, (ii) interest on matured unpaid amounts, if applicable, as provided for herein or in any of the other Loan Documents, together with (iii) all fees and charges, if any, contracted for, charged, received, taken or reserved by Lender in connection with the loan evidenced hereby which are treated as interest under applicable law (collectively, the 'Charges'), computed over the full term of this Note, exceed the Highest Lawful Rate, the rate of interest payable hereunder, together with all Charges, shall be limited to the Highest Lawful Rate; provided, however, that any subsequent reduction in the Loan Rate shall not cause a reduction of the rate of interest payable hereunder below the Highest Lawful Rate until the total amount of interest earned hereunder, together with all Charges, equals the total amount of interest which would have accrued on the Loan Rate if such interest rate had at all times been in effect. Changes in the Loan Rate resulting from a change in the Index shall be subject to the provisions of this paragraph.

4. Required Payments. Principal and accrued and unpaid interest on the Note shall be due and payable as follows:

Principal and interest shall be due and payable in monthly installments of $17,126.52 or more, each, payable on the 14th day of each and every calendar month, beginning July 14, 1999, and continuing regularly thereafter until the whole of said sum, with interest, has been duly paid, (or until June 14, 2002, when the entire amount of principal and interest then remaining unpaid, shall be then due and payable) interest being calculated on the unpaid principal to the date of each installment paid and the payment made credited first to the discharge of the interest accrued and the balance to the reduction of the principal.

Interest, computed on the unpaid principal balance, shall be due and payable monthly on the same dates as, and in addition to the installments of principal.

In the event any monthly installment is not received by Note Holder within days from due date, Borrower shall pay a late charge of five percent (5%) of the regularly scheduled payment of principal and interest.

5. Financial Statements and Appraisals. Borrower and each person liable for repayment of the Note shall furnish to Lender on an annual basis, balance sheets, income statements and cash flow statements in such form and detail as Lender shall require. Borrower shall furnish to Lender upon request, such appraisals of the Property as may be required of Lender under applicable State or Federal laws and regulations issued pursuant thereto.

6. Hazardous Substances. Borrower shall not cause or permit the presence, use, disposal, storage, or release of any Hazardous Substances on or in the Property. Borrower shall not do, nor allow anyone else to do, anything affecting the
Property that is in violation of any Environmental Law. The preceding two sentences shall not apply to the presence, use, or storage on the Property of small quantities of Hazardous Substances that are generally recognized to be appropriate to normal use and maintenance of the Property. Borrower shall promptly give Lender written notice of any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the Property and any Hazardous Substance or Environmental Law of which Borrower has actual knowledge. If Borrower learns, or is notified by any governmental or regulatory authority, that any removal or other remediation of any Hazardous Substance affecting the Property is necessary, Borrower shall promptly take all necessary remedial actions in accordance with Environmental Law. As used in this Paragraph 6, 'Hazardous Substances' are those substances defined as toxic or hazardous substances by Environmental Law and the following substances: gasoline, kerosene, other flammable or toxic petroleum products, toxic pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde, and radioactive materials. As used in this Paragraph 6, 'Environmental Law' means federal laws and laws of the jurisdiction where the Property is located that relate to health, safety or environmental protection.

7. Additional Provisions. THIS LOAN IS PAYABLE IN FULL AT MATURITY. BORROWER MUST REPAY THE ENTIIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. THE LENDER IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. BORROWER WILL, THEREFORE, BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THAT BORROWER MAY OWN, OR BORROWER WILL HAVE TO FIND A LENDER WHICH MAY BE THE LENDER BORROWER HAS THIS LOAN WITH, WILLING TO LEND BORROWER THE MONEY. IF BORROWER REFINANCES THIS LOAN AT MATURITY, BORROWER WILL HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF BORROWER OBTAINS REFINANCING FROM THE SAME LENDER. THIS LENDER WILL CONSIDER AN APPLICATION TO REFINANCE THE BALLOON PAYMENT AT THE TIME PAYMENT IS DUE, ON THE SAME BASIS AS ALL OTHER NEW MORTGAGE LOAN APPLICATIONS.



8. Ratification of Security Documents. Borrower and Lender further agree that the liens, assignments and security interests created by the Security Documents shall continue and carry forward until the Note and all indebtedness evidenced thereby is paid in full. Borrower further agrees that Lender is the holder of the Note and the Security Documents and that such liens, assignments and security interests are hereby ratified and affirmed as valid and subsisting against the Property, and that this Agreement shall in no manner vitiate, affect or impair the Note or the Security Documents (except as expressly modified in this Agreement), and that such liens, assignments, and security interests shall not in any manner be waived, released, altered or modified until the Note and all other obligations secured by the Security Documents (including any and all subsequent renewals and extensions) have been paid in full.

9. Release of Claims. Borrower hereby RELEASES, RELINQUISHES and forever DISCHARGES Lender, its agents, officers, directors. employees and representatives of and from any and all claims, demands, actions and causes of action of any and every kind or character, whether known or unknown, present or future, which Borrower may have against Lender, its agents, officers, directors, employees and representatives arising out of or with respect to any and all transactions relating to the Note and the Security Documents occurring prior to the date hereof.

10.      Miscellaneous.

(a) Except as modified hereby, all terms and provisions of the Note and Security Documents remain unchanged, are expressly ratified and shall continue in full force and effect, and Borrower acknowledges and affirms Borrower's liability to Lender thereunder. In the event of an inconsistency between this Agreement and the terms of the Note and/or Security Documents, this Agreement shall govern.
(b) Borrower hereby agrees to pay all costs and expenses incurred by Lender in connection with the execution and administration of this Agreement, the reinstatement and modification of the Note and/or Security Documents, and any other documents executed in connection herewith.

(c) Any default by Borrower in the performance of its obligations herein contained shall constitute a default under the Note and Security Documents, and shall allow Lender to exercise any or all of its remedies set forth in the Note and Security Documents or at law or in equity. (d) Lender does not, by its execution of this Agreement, waive any rights it may have against any person not a party hereto. (e) This Agreement may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same Agreement. (f) Borrower agrees that this Agreement and all of the covenants and agreements contained herein shall be binding upon the parties hereto and shall inure to the benefit of and be binding upon each of their respective heirs, executors, legal representatives, successors and permitted assigns.

11. No Oral Agreements. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

LENDER:                                                       BORROWER:


FIRST UNITED BANK AND TRUST COMPANY         TOWER TECH, INC.,
                                             an Oklahoma Corporation



BY:                                         BY:
ss/JAMES L. BATSON                          ss/CHARLES D. WHITSITT
-------------------------                   ----------------------------
James L. Batson                             Charles D. Whitsitt
Executive Vice President                    Chief Financial Officer

THE STATE OF OKLAHOMA
COUNTY OF OKLAHOMA


This instrument was acknowledged before me on the day of June, 1999, by JAMES L. BATSON, Executive Vice President, of FIRST UNITED BANK AND TRUST COMPANY, a banking association, on behalf of said banking association.



NOTARY PUBLIC - STATE OF OKLHOMA

THE STATE OF OKLAHOMA

COUNTY OF OKLAHOMA

This instrument was acknowledged before me on the _____ day of June, 1999, by CHARLES D. WHITSITT, Chief Financial Officer of TOWER TECH, INC., an Oklahoma Corporation. on behalf of said corporation.


---------------------------------------
NOTARY PUBLIC - STATE OF OKLAHOMA






PREPARED IN THE LAW OFFICE OF:


MUNSON, MUNSON, PIERCE & CARDWELL, PC.
301 W. WOODARD ST.
P.O. BOX 1099
DENISON, TX 73010
(903) 463-3750

Exhibit "A"


A part of the Southeast Quarter (SE/4) of Section Eleven (11), Township Ten (10) North, Range Four (4) West of the Indian Meridian, Cleveland County, Oklahoma, being more particularly described as follows:

Commencing at the Southeast Corner of said Southeast Quarter (SE/4);

Thence South 89(degree)42'04" West along the South line of said Southeast Quarter (SE/4) a distance of l,780.60 feet;

Thence continuing South 89(degree)42'04" West along the South line a distance of
843.24 feet to the Southwest Corner of said Southeast Quarter (SE/4);

Thence North 00(degree)07'35" West on the West line of said Southeast Quarter (SE/4) a distance of 1764.49 feet to a point 880.00 feet South of the Northwest Corner of said Southeast Quarter (SE/4);

Thence North 89(degree)42'07" East parallel to and 880.00 feet South of the North line of said Southeast Quarter (SE/4) a distance of 240.00 feet;

Thence South 00(degree)07'35" East and parallel with the West line of said Southeast Quarter (SE/4) distance of 735.00 feet to the point of beginning;

Thence continuing South 00(degree)07'35" East a distance of 65.00 feet;

Thence South 14(degree)49'10" East a distance of 490.68 feet;

Thence North 89(degree)42'07" East and parallel with the North line of said Southeast Quarter (SE/4) a distance of 360.55 feet;

Thence North 00(degree)07'35" West and parallel with the West line of said Southeast Quarter (SE/4) a distance of 540.00 feet;

Thence South 89(degree)42'07" West and parallel with the North line of said Southeast Quarter (SE/4) a distance of 485.00 feet to the point or place of beginning.